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                                                                  EXHIBIT 99.1
                                                                ----------------

[LOGO OMITTED]
COMMUNITY WEST BANCSHARES

445 PINE AVENUE, GOLETA, CA  93117

FOR IMMEDIATE RELEASE
CONTACT:       CHARLES G. BALTUSKONIS, EVP/CFO
PHONE:         805-692-5821
E-MAIL:        CBALTUSKONIS@COMMUNITYWESTBANK.COM
URL:           HTTP://WWW.COMMUNITYWESTBANK.COM
SYMBOL:        CWBC  (NASDAQ)

COMMUNITY WEST BANCSHARES ANNOUNCES 2006 EARNINGS

Goleta, California, January 23, 2007 - Community West Bancshares (Company) (NASDAQ: CWBC), parent company of Community West Bank, today reported net income of $1,289,000, or $.21 per share diluted, for the quarter ended December 31, 2006 (2006 Q4), compared to $1,394,000, or $.23 per share diluted, for the quarter ended December 31, 2005 (2005 Q4). For the year ended December 31, 2006, the Company reported net income of $5,328,000, or $.89 per share diluted, compared to $5,642,000, or $.95 per share diluted, for the year ended December 31, 2005. The results for the year ended December 31, 2005 included an income tax benefit related to the resolution of tax issues of $914,000, or $.15 per share diluted.

NET  INTEREST  INCOME
---------------------

Net interest income for the comparative quarter ended December 31, 2006 increased by $118,000.

Total interest income for the comparative quarter ended December 31, 2006 increased by $1,919,000. $1,661,000 of the increase is attributed to the strong comparative growth in interest-earning assets, primarily in the commercial lending, SBA and manufactured housing portfolios, partially offset by the decrease in securitized loans; and, $258,000 of the increase is attributed to higher interest rates.

Interest expense on deposits for the comparative three-month period increased by $1,348,000. $718,000 of the increase is attributed to interest-bearing deposit growth and $630,000 is attributed to higher interest rates. Interest expense on borrowings increased $453,000. $301,000 of the increase is attributed to volume growth and $152,000 is attributed to higher interest rates.

PROVISION  FOR  LOAN  LOSSES
----------------------------

Overall, the loan portfolio credit quality remains generally stable and the Company continues to experience relatively low amounts of classified loans and net charge-offs.
NON-INTEREST INCOME AND NON-INTEREST EXPENSES

Non-interest income was basically flat from 2005 Q4 compared to 2006 Q4.

The Company continues to efficiently manage non-interest expenses as there was only a $243,000 increase in such expenses, which included personnel expenses due to loan production, expensing stock options for the first time in 2006 and overall Company growth.

                                  BALANCE SHEET

The Company's total assets increased $72.2 million to $516.6 million at December 31, 2006 compared to $444.4 million at December 31, 2005. Net loans increased by $70.1 million and combined liquid assets and investment securities decreased by a net of $1.0 million.

On the funding side, as of December 31, 2006, deposits increased by $34.5 million while FHLB advances increased by $31.5 million over December 31, 2005.

                                     CAPITAL

As of December 31, 2006, the Company had $46.8 million in total shareholders' equity, or 9.06% of consolidated total assets, and book value per share was $8.05.

                                DIVIDEND DECLARED

The Board of Directors announced that they have declared a regular quarterly dividend of $.06 per common share, payable February 16, 2007 to shareholders of record as of the close of business on February 2, 2007. At this quarterly rate, the annual dividend is equivalent to $.24 per common share.

               COMMENTS FROM PRESIDENT AND CHIEF EXECUTIVE OFFICER

Lynda J. Nahra, President and Chief Executive Officer, noted: "We are very pleased with the overall results and franchise expansion. Remaining focused on our core competencies and the execution of our strategic plan in a challenging interest rate and increasingly competitive environment allowed us to grow the Company's assets, enhance its earnings and position us for 2007."

                                COMPANY OVERVIEW

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Community West Bank, which has five full-service California branch banking offices, in Goleta, Ventura, Santa Maria, Santa Barbara and Westlake Village. The principal business activities of the Company are Relationship banking, Mortgage lending and SBA lending, with loans originating in California, Alabama, Colorado, Florida, Georgia, North Carolina, Oregon, South Carolina, Tennessee and Washington.

                          SEE ENCLOSED FINANCIAL TABLES

SAFE  HARBOR  DISCLOSURE

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in 000's, except share and per share data)

                                Three Months Ended December 31,          Year Ended December 31,
                             ------------------------------------  ------------------------------------
                                   2006               2005               2006               2005
                             -----------------  -----------------  -----------------  -----------------
Interest income              $          10,601  $           8,682  $          39,303  $          29,778
Interest expense                         4,891              3,090             16,804             10,347
                             -----------------  -----------------  -----------------  -----------------
Net interest income                      5,710              5,592             22,499             19,431
Provision for loan losses                  152                171                489                566
                             -----------------  -----------------  -----------------  -----------------
Net interest income after
  provision for loan losses              5,558              5,421             22,010             18,865
Non-interest income                      1,613              1,628              5,972              7,310
Non-interest expenses                    4,941              4,698             18,832             18,160
                             -----------------  -----------------  -----------------  -----------------

Income before income taxes               2,230              2,351              9,150              8,015
Provision for income taxes                 941                957              3,822              2,373
                             -----------------  -----------------  -----------------  -----------------

    NET INCOME               $           1,289  $           1,394  $           5,328  $           5,642
                             =================  =================  =================  =================

Earnings per share:
  Basic                      $            0.22  $            0.24  $            0.92  $            0.98
  Diluted                                 0.21               0.23               0.89               0.95

Weighted average shares:
  Basic                              5,805,242          5,745,957          5,785,041          5,744,364
  Diluted                            6,018,654          5,945,664          6,001,094          5,931,011

*******************************************************************************************************

Selected average balance sheet items
------------------------------------
Average assets               $         503,993  $         426,072  $         474,465  $         393,210
Average gross loans                    442,402            370,306            412,946            338,155
Average deposits                       361,934            316,014            349,810            290,673

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in 000's, except share and per share data)

                                                                 December 31
                                                              2006         2005
                                                           -----------  -----------
Cash and cash equivalents                                  $   11,343   $   13,732
Interest-earning deposits in other financial institutions         536          532
Investment securities                                          32,632       31,296
Loans:
  Held for sale                                                75,795       60,506
                                                           -----------  -----------
  Held for investment                                         379,703      324,965
    Less: Allowance                                            (3,926)      (3,954)
                                                           -----------  -----------
    Net held for investment                                   375,777      321,011
                                                           -----------  -----------
      NET LOANS                                               451,572      381,517
                                                           -----------  -----------

Other assets                                                   20,532       17,277
                                                           -----------  -----------

      TOTAL ASSETS                                         $  516,615   $  444,354
                                                           ===========  ===========

Deposits                                                   $  368,747   $  334,238
FHLB advances                                                  95,000       63,500
Other liablities                                                6,048        4,381
                                                           -----------  -----------
      TOTAL LIABILITIES                                       469,795      402,119

Stockholders' equity                                           46,820       42,235
                                                           -----------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
                                                           $  516,615   $  444,354
                                                           ===========  ===========

Shares outstanding                                          5,814,568    5,751,313

Book value per share                                       $     8.05   $     7.34

***********************************************************************************

Nonaccrual loans                                           $    7,417   $    6,797
SBA guaranteed portion                                         (4,256)      (4,332)
                                                           -----------  -----------

Nonaccrual loans, net                                      $    3,161   $    2,465
                                                           ===========  ===========